      As filed with the Securities and Exchange Commission on June 24, 2003

                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           Q COMM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

             Utah                                    4813                            87-0674277
 (State or Other Jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  Incorporation or Organization)        Classification Code Number)              Identification No.)

                              1145 South 1680 West
                             Orem, Utah 84058-4930
                                 (801) 226-4222
                            (801) 222-9555 Facsimile

  (Address, including zip code, and telephone number, including area code, of
                        Registrant's executive offices)

                                ----------------

                                 Paul C. Hickey
                            Chief Executive Officer
                           Q Comm International, Inc.
                              1145 South 1680 West
                             Orem, Utah 84058-4930
                                 (801) 226-4222
                            (801) 222-9555 Facsimile
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

          Joel J. Goldschmidt, Esq.                    John J. Halle, Esq.
     Morse, Zelnick, Rose & Lander, LLP                 Stoel Rives, LLP
               405 Park Avenue                        900 S.W. Fifth Avenue
          New York, New York 10022                   Portland, Oregon 97204
               (212) 838-8269                            (503) 294-9233
          (212) 838-9190 Facsimile                  (503) 220-2480 Facsimile

                                ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-104232

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                         Proposed Maximum
    Title of Each Class of                                                                   Aggregate                Amount of
  Securities to be Registered                                                           Offering Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Units, consisting of two shares of common stock, $.001 par value, and one warrant
to purchase one share of common stock                                                       $  1,495,000            $    120.25
------------------------------------------------------------------------------------------------------------------------------------
Common stock included in the units                                                                  --                  --
------------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase common stock included in the units                                             --                  --
------------------------------------------------------------------------------------------------------------------------------------
Common stock underlying the warrants included in the units(2)                               $  1,121,250            $     90.71
------------------------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the representative's warrants                               $    156,000            $     12.62
------------------------------------------------------------------------------------------------------------------------------------
Common shares included in the units underlying the representative's warrants(2)                     --                  --
------------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase common stock included in units issuable upon exercise of the
representative's warrants                                                                           --                  --
------------------------------------------------------------------------------------------------------------------------------------
Common stock underlying the warrants to purchase common stock included in units
issuable upon exercise of the representative's warrants(2)                                  $     97,500            $      7.89
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                       $  2,869,750            $    232.17
====================================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(o) under the Securities Act. Includes units issuable upon exercise of underwriters' over-allotment option.

(2) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrants.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE


         This Registration Statement on Form SB-2 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2, as amended (File No. 333-104232) filed by Q Comm International, Inc. (the "Registrant") with the Securities and Exchange Commission as declared effective on June 24, 2003, are incorporated herein by reference.


                                    EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit
No.            Description of Exhibit
-------        ----------------------
   5.1         Opinion of Morse, Zelnick, Rose & Lander, LLP as to the legality of the securities.
   5.2         Opinion of Cohne, Rappaport & Segal, P.C. as to the legality of the securities.
  23.1         Consent of Pritchett, Siler & Hardy P.C.
  23.2         Consent of Morse, Zelnick, Rose & Lander, LLP (included in
               Exhibit 5.1)
  23.3         Consent of Cohne, Rappaport & Segal, P.C (included in Exhibit
               5.2)

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orem, State of Utah on June 24, 2003.

                                     Q COMM INTERNATIONAL, INC.

                                     By: /s/ Paul C. Hickey
                                        -------------------------
                                         Paul C. Hickey
                                         Chief Executive Officer

   In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 24, 2003.

               Signature                                  Title
               ---------                                  -----
          /s/ Paul C. Hickey              Chief Executive Officer and Chairman of the
------------------------------------      Board of Directors
            Paul C. Hickey

        /s/ Michael K. Openshaw           Chief Financial Officer (principal accounting officer)
------------------------------------      and Chief Operating Officer
          Michael K. Openshaw

           /s/ Brae Burbidge              Director
------------------------------------
             Brae Burbidge

           /s/ Lamond Woods               Director
------------------------------------
             Lamond Woods

           /s/ Brent Bingham              Director
------------------------------------
             Brent Bingham

           /s/ Vicky Johnson              Director
------------------------------------
             Vicky Johnson